Kramer, Levin, Naftalis & Frankel
                 9 1 9  T H I R D  A V E N U E
                  NEW YORK, N.Y. 10022   3852
                        (212) 715   9100
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                                                          (212) 715-8000
                                                          ______

                                                          WRITER'S DIRECT
                                                          NUMBER

                                                          (212) 715-9100

                               April 25, 2000


Lexington Corporate Leaders Trust Fund
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663


Re:    Lexington Corporate Leaders Trust Fund
       File No. 2-10694; 811-0091
       Registration Statement on Form S-6


Dear Ladies and Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 39 to the Registration Statement on Form S-6 filed under Rule 485(b) of the Securities Act of 1933.

                              Very truly yours,


                              /s/ Kramer, Levin, Naftalis & Frankel LLP